Exhibit 99.1

For Immediate Release:                             Company Contact:
---------------------                              -----------------
July 14, 2003                                      Robert Ashley
                                                   Senior Vice President
                                                   (215) 579-7388

                                                   Investor Relations:
                                                   -------------------
                                                   Lisa M. Wilson
                                                   In-Site Communications
                                                   (212) 759-3929


         CollaGenex Pharmaceuticals sues Mutual Pharmaceutical Company for Patent Infringement and is sued by Mutual for Alleged
                              Antitrust Violations

Newtown, PA, July 14, 2003 - CollaGenex Pharmaceuticals, Inc. (Nasdaq: CGPI) today announced that it has filed and served a complaint on United Research Laboratories/Mutual Pharmaceutical Company ("Mutual") in the District Court for the Eastern District of New York, seeking to prevent Mutual from introducing a 20mg tablet of doxycycline hyclate into the market in the United States. CollaGenex previously announced that it has served a complaint and a motion for preliminary injunction in the same Court seeking to prevent West-ward
Pharmaceutical Corporation from introducing a 20mg capsule of doxycycline hyclate into the market in the United States.

     CollaGenex also today announced that it has been served a complaint by Mutual, filed in the District Court for the Eastern District of Pennsylvania. The Mutual complaint alleges, among other things, that CollaGenex engaged in certain tortious and anticompetitive behavior in an effort to prevent Mutual from commercializing a generic form of Periostat.

     CollaGenex is the exclusive licensee of patents, assigned to the Research Foundation of State University of New York, that cover, among other things, the use of doxycycline to treat adult periodontitis. Under the Company's agreement with the Research Foundation, legal fees incurred to defend these patents may be offset against royalties due to the Foundation. CollaGenex markets a proprietary tablet dosage form of doxycycline for the treatment of adult periodontitis under the registered trademark Periostat(R), and is undertaking further development of the drug for other medical conditions such as rosacea and meibomianitis, which are the subject of separate patent filings.

     CollaGenex alleges that Mutual has infringed its Periostat patents under the Hatch-Waxman Act by filing an Abbreviated New Drug Application ("ANDA") for a tablet formulation of Periostat. CollaGenex' suit specifically alleges that Mutual infringes and intends to continue to infringe two (2) patents to which it is the exclusive licensee: U.S. Patent No. 4,666,897 and Re-Issue Patent RE 34,656. CollaGenex has also alleged that Mutual has engaged in unfair competition and that it has tortiously interfered with CollaGenex' present and prospective contractual and business relationships. The remedies that CollaGenex is seeking include an award of treble damages, costs and reasonable attorneys' fees. To date, Mutual has not received FDA approval to market its 20mg doxycycline tablet, however, the FDA could act at any time with respect to such approval.

     Mutual alleges that CollaGenex has engaged in an overall scheme to monopolize the market for low-dose doxycycline products. In addition, the suit alleges that CollaGenex has engaged in an exclusionary, unfair, anticompetitive manner. The remedies that Mutual is seeking include an award of treble damages, injunctive relief, compensatory, punitive and exemplary damages and reasonable attorneys' fees.

     "As we previously have stated, CollaGenex will continue to vigorously enforce our patent rights against all those who infringe or state their intention to infringe," said Brian M. Gallagher, PhD, chairman, president and chief executive officer of CollaGenex. "The use of Periostat for the treatment of adult periodontitis through the inhibition of collagen breakdown and the stimulation of new bone formation is covered by valid patents of long standing, and we will pursue any unauthorized use of our intellectual property to the full extent of the law. The antitrust action by Mutual is not unexpected given the strategies typically employed by generic pharmaceutical companies."

     CollaGenex Pharmaceuticals, Inc. is a specialty pharmaceutical company currently focused on providing innovative medical therapies to the dental and dermatology markets. Currently, the Company's 115-person professional dental pharmaceutical sales force markets Periostat(R), which is indicated as an adjunct to scaling and root planing for the treatment of adult periodontitis. Periostat is the first and only pharmaceutical to treat periodontal disease by inhibiting the enzymes that destroy periodontal support tissues, and by enhancing bone protein synthesis.

     The sales force also promotes Pandel(R), a patented, mid-potency topical corticosteroid that is indicated for the relief of mild-to-moderate inflammatory disorders of the skin, such as atopic dermatitis and psoriasis; Vioxx(R), a Merck & Co. drug that CollaGenex co-promotes for the treatment of acute dental pain; Denavir(R), a Novartis Group prescription anti-viral medication for the treatment of cold sores; Sirius Laboratories' AVAR(TM) product line for the topical control of acne vulgaris, rosacea and seborrheic dermatitis; and Atridox(R), Atrisorb(R) FreeFlow(TM) and Atrisorb-D FreeFlow, Atrix Laboratories Inc.'s products for the treatment of adult periodontitis.

     Research has shown that certain unique properties of the tetracyclines discovered during the development of Periostat may be applicable to other diseases involving inflammation and/or destruction of the body's connective tissues, including acne, rosacea, meibomianitis and cancer metastasis, among others. CollaGenex is further evaluating Periostat, as well as the new IMPACS(R) compounds, to assess whether they are safe and effective in these applications. In addition, CollaGenex has licensed the Restoraderm(TM) technology, a unique, proprietary dermal drug delivery system, in order to develop a range of topical dermatological products with enhanced pharmacologic and cosmetic properties.

     To receive additional information on the Company, please visit our Web site at www.collagenex.com, which does not form part of this press release.

     This press release contains forward-looking statements within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended. Investors are cautioned that forward-looking statements involve risks and uncertainties, which may affect the Company's business and prospects. The Company's business of selling, marketing and developing pharmaceutical products is subject to a number of significant risks, including risks relating to the implementation of the Company's sales and marketing plans for Periostat(R) and other products that the Company markets, the outcome and consequences of the patent litigation against West-ward and Mutual and the outcome of litigation initiated by Mutual, risks that the FDA will approve generic products, such as West-ward's or Mutual's products, that will compete with and limit the market for Periostat, risks inherent in research and development activities, risks associated with conducting business in a highly regulated environment and uncertainty relating to clinical trials of products under development, all as discussed in the Company's periodic filings with the U.S. Securities and Exchange Commission.

Periostat(R),   IMPACS(R)  and  Metastat(R)  are  registered   trademarks,   and
Restoraderm(TM) is a trademark, of CollaGenex Pharmaceuticals, Inc.

All other trade names, trademarks or service marks are the property of their respective owners and are not the property of CollaGenex Pharmaceuticals, Inc. or any of our subsidiaries.

Pandel(R)is a trademark of Taisho Pharmaceuticals.
VIOXX(R)is a trademark of Merck & Co., Inc.
Denavir(R) is a registered trademark of Novartis Consumer Health, Inc. AVAR(TM) is a trademark of Sirius Laboratories, Inc.
Atridox(R) and Atrisorb(R) are registered trademarks, and FreeFlow(TM) is a trademark, of Atrix Laboratories, Inc.

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